REINSURANCE DEPOSIT AGREEMENT

REINSURANCE DEPOSIT AGREEMENT (CHARGE FORM - CITIBANK, N.A. AS CUSTODIAN)
EXECUTION COPY
(Option for non-matching Deposits) Form 12/CEP
Name of Chargor and address of its registered or principal office:

Greenlight Reinsurance, Ltd
65 Market Street
Suite 1207, Jasmine Court
Camana Bay, PO Box 31110 Grand Cayman, KY1-1205
CAYMAN ISLANDS

facsimile no:  345 745 4576                      Company Number:  CR-137831 (the "Chargor")

Name of Custodian and address of its registered or principal office:
CITIBANK, N.A., FAO: INSURANCE LETTER OF CREDIT PRODUCT MANAGER, CITIGROUP CENTRE, CANADA SQUARE, CANARY WHARF, LONDON E14 5LB
    (the "Custodian")

Date: 20TH August 2010

To:         CITIBANK EUROPE PLC (the "Bank")
Insurance Letter of Credit Department
2nd Floor
1 North Wall Quay
Dublin 1
Republic of Ireland

The terms used in this Deposit Agreement are defined in Clause 22

1.	PAYMENT AND DISCHARGE

The Chargor shall pay and discharge in full all of the Obligations at the times and in the manner provided for in each Agreement.

2.	FIXED CHARGE AND ENFORCEMENT

(a)
The Chargor hereby charges with full title guarantee and by way of first fixed charge, in the Bank’s favour all of the Chargor’s rights, title and interest in the Assets as security for the payment to you and the discharge of all of the Obligations.

(b)	If:

(i)	an Event of Default (as defined in the Committed Facility Letter) has occurred and is	continuing;

(ii)	the Chargor defaults in paying or discharging any of the Obligations on demand within 5	Business Days of its due date; or

(iii)
the Chargor defaults under or fails to comply with any provisions of this Deposit Agreement, any other Agreement or any agreements or contract giving rise to the Obligations and such default continues for a period of ten (10) Business Days following the Bank’s notice of such non-compliance; or

              (iv)     the Custodian defaults under or fails to comply with any material provision of the Custodian's Undertaking and such default continues for a period of fifteen (15) days following the Bank’s notice of such non-compliance to the Custodian and the Chargor;

then:

(A)
the security created by or pursuant to this Deposit Agreement shall become immediately enforceable and the Bank may, subject to the requirements of applicable law, without notice to the Chargor or prior authorisation from any court, in the Bank’s absolute discretion enforce all or any part of that security (at the times, in the manner and on the terms the Bank thinks fit) and take possession of and hold or dispose of all or any part of the Assets; and

(B)
 without prejudice to the generality of (A) above, the Bank shall be entitled, without notice or further demand but subject to the requirements of applicable law, immediately to exercise all the rights, powers and remedies possessed by it according to law as chargee of the Assets and to:

(I)	demand and receive all and any monies due under or arising out of each of the Assets;

(II)
exercise in relation to each of the Assets all such rights as the Chargor was then entitled to exercise in relation to each such Asset or might, but for the terms of this Deposit Agreement, exercise; and

(III)	apply, set-off or transfer any or all of the Assets in or towards the payment or other satisfaction of the Obligations or any part of them.

(C)
Subject to the requirements of applicable law, the Bank shall not be liable to account as a mortgagee in possession in respect of all or any part of the Assets or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Assets to which a mortgagee in possession might otherwise be liable.

3.	REQUIRED DEPOSITS

(a)	It is agreed between the Chargor and the Bank in relation to each of the Credits that:-

(i)
it is a prior condition to the establishment of any Credit pursuant to an Agreement that there should first have been deposited with Citibank, N.A. (the "Custodian") at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (or such other branch as may be advised to the Chargor by the Bank for such purpose) in an account in the Chargor’s name designated as a "Reinsurance Deposit Account" and/or such other designation(s) as may be agreed between the Chargor and the Bank and notified by the Bank to the Custodian (referred to herein as an "Account") a deposit:-

(1)
in an amount in the same currency as such Credit and at least equal to 100% of the face value of such Credit (or such other percentage as may be agreed between the Chargor and the Bank in writing for this purpose); and/or

(2)
in an amount in the currency(ies) and of the percentage all as required by the alternative arrangements set out in Schedule Two hereto but subject to the limitation(s) (if any) therein referred to (or as the same may from time to time hereafter be amended or substituted), and, in either case, the balance from time to time standing to the credit of any such Account (the "Reinsurance Deposit") to be subject to the security hereby constituted and to be applied on the terms and conditions herein set forth;

(ii)
so long as the Chargor is under any actual or contingent liability pursuant to any Agreement, the Chargor shall be entitled, upon request, to require the Bank to release from the security hereby constituted only that part of a Reinsurance Deposit which is in excess of the amounts required by Clause 3(a)(i)(1) and (2); provided, however, that the Chargor shall not be entitled to request any such release if an Event of Default has occurred and is continuing.  Bank hereby agrees that, promptly (and in any event within 2 Business Days) following receipt of the Chargor’s request therefor, it shall notify the Custodian of its consent to any such release;

(iii)
the Chargor shall be entitled to receive any interest which may accrue on each Reinsurance Deposit, provided, however, that if an Event of Default has occurred and is continuing, then such interest shall be paid only to the credit of the relevant Account and such interest shall form part of the Reinsurance Deposit in question;

(iv)
if at any time, acting reasonably,  the Bank determines that the amount of any Reinsurance Deposit is less than the amount required by Clause 3(a)(i)(1) and/or (2) the Chargor shall immediately (and in any event within three (3) Business Days) following the Bank’s demand deposit in the relevant Account any further sum or sums which the Bank may certify to be required to cover the shortfall; and

(v)
until payment in full of the Obligations and termination of this agreement, the Chargor shall not, without the Bank’s prior written consent, be entitled to permit or agree to any variation of the rights attaching to the Assets or any Account or to receive, withdraw or otherwise deal with or transfer the Assets or any Account except as otherwise expressly provided herein.

(b)
In the event that the Bank elects not to allocate or otherwise attribute a specific Reinsurance Deposit in an Account to a specific Credit, it may treat all of the balance(s) from time to time standing to the credit of each Account as constituting security in respect of the Obligations.

(c)
Following the occurrence and during the continuance of any of the events described in Clauses 2  (b) (i) to 2 (b) (iv) above and subject to any applicable grace and/or notice), the Bank is hereby irrevocably authorised (without reference to the Chargor and on its behalf) to instruct the Custodian to convert, so far as is then possible, all or part of a Reinsurance Deposit established pursuant to the provisions of Clause 3(a)(i)(2) from its then existing currency of denomination into the other currency(ies) which would have been required if the provisions of Clause 3(a)(i)(1) had originally been complied with by the Chargor (the "Requisite Currency(ies)").  The Requisite Currency(ies) shall be held in one or more accounts established by the Custodian for such purposes but otherwise subject to the security hereby constituted and the terms and conditions hereof.   In order to effect the foregoing the Chargor irrevocably authorises the Bank (without reference to the Chargor) to debit (on the Chargor’s behalf) any account with such sums as may be required by the Bank or the Custodian in or towards payment of the cost of obtaining the requisite currency(ies) (whether or not such cost includes a premium over any official or other rate of exchange) and all other costs, charges and expenses incurred by the Bank or the Custodian (in connection with obtaining the requisite currency(ies).

(d)
For the purpose of any calculations required by this Clause 3, the Bank may convert any figure expressed in its existing currency of denomination into such other currency of denomination as the Bank may require for the purposes hereof, and any such conversion shall be effected at the Bank’s then prevailing spot rate of exchange for obtaining such requisite currency(ies) with the existing currency(ies).

4.	CUSTODIAN'S UNDERTAKING

(a)	the Chargor undertakes to deliver (or procure the delivery of) the Custodian's Undertaking to the Bank forthwith upon the execution of this Security Agreement.

(b)
following the occurrence and continuance of an Event of Default, the Bank may at any time and without prior notice to the Chargor exercise any or all of the Bank’s rights under or pursuant to the Custodian's Undertaking.

5.	FURTHER ASSURANCE

The Chargor undertakes forthwith upon the Bank’s notice to that effect to execute and sign all documents which the Bank may reasonably require for the purposes hereof including any notices of charge in such form as the Bank may reasonably require (which shall promptly be handed to the Bank) and do all such acts and things as the Bank may determine to be necessary or expedient in connection herewith.

6.	NOTICES OF CHARGE

Without prejudice to the generality of the power of attorney contained in Clause 9 the Chargor and the Bank hereby irrevocably authorises the Bank (without reference to the Chargor) from time to time to deliver to the Custodian (on the Chargor’s behalf) a notice of charge (substantially in the form set out in Schedule One or in any other form as the Bank may require) in respect of each Account and each account which may be created pursuant to the terms of Clause 3(c).

7.	REPRESENTATIONS AND WARRANTIES

(a)	The Chargor hereby represents and warrants to the Bank and undertakes that:-

(i)
It is and will, at all times during the subsistence of the security hereby constituted, be the sole, lawful and beneficial owner of all of the Assets free from mortgages or charges (other than this first fixed charge) or other encumbrances;

(ii)
(save as may have been disclosed by the Chargor to the Bank in writing prior to the date of this Deposit Agreement) it has not sold or agreed to sell or otherwise disposed of or agreed to dispose of, and (save with the Bank’s prior consent) will not at any time during the subsistence of the security hereby constituted sell or agree to sell or otherwise dispose of or agree to dispose of, the benefit of all or any of its rights, titles and interests in and to the Assets or any part thereof (except for any withdrawals and releases expressly permitted by the terms hereof);

(iii)	it has and will at all times have the necessary power to enable the Chargor to enter into and perform the obligations expressed to be assumed by it under this Deposit Agreement;

(iv)
this Deposit Agreement constitutes its legal, valid, binding and enforceable obligation and is a security over the Assets and every part thereof effective in accordance with its terms, subject to (x) the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or similar law affecting creditors' rights generally and (y) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and

(v)
all necessary authorisations to enable or entitle it to enter into this Deposit Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of the security hereby constituted.

(b)	The Chargor hereby represents and warrants to the Bank that:-

(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not by reason of actual or anticipated financial difficulties commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in Clauses 7(b)(i) to 7(b)(vi) above has occurred or is the case under the laws of any jurisdiction.

8.	NEGATIVE PLEDGE

The Chargor hereby undertakes with the Bank that at no time during the subsistence of the security hereby constituted will it, otherwise than:

(a)       in the Bank’s favour or in favour of Citibank, N.A. (if applicable); or

(b)	with the Bank’s prior written consent and in accordance with and subject to any conditions which the Bank may attach to such consent,

create, grant, extend or permit to subsist any mortgage or other fixed security or any floating charge on or over the Assets or any part thereof.  The foregoing prohibition shall apply not only to mortgages, other fixed securities and floating charges which rank or purport to rank in point of security in priority to the security hereby constituted but also to any mortgages, securities or floating charges which rank or purport to rank pari passu therewith or thereafter.

9.	POWER OF ATTORNEY

The Chargor hereby irrevocably appoints the Bank to be its attorney and in its name and on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all documents and things as may be, or as the Bank may reasonably consider to be requisite for carrying out any obligations imposed on the Chargor under Clause 5. The Chargor hereby undertakes to ratify and confirm all things done and documents executed by the Bank in the exercise of the power of attorney conferred by this Clause.

10.	CONSOLIDATION OF SECURITIES

Subsection (1) of Section 93 of the Law of Property Act 1925 shall not apply to this Deposit Agreement.

11.	EFFECTIVENESS OF SECURITY

(a)
This Deposit Agreement shall be in addition to and shall be independent of every other security which the bank may at any time hold for any of the Obligations.  No prior security held by the bank over the whole or any part of the Assets shall merge in the security hereby constituted.

(b)
This Deposit Agreement shall remain in full force and effect as a continuing security until the Obligations have been unconditionally and irrevocably paid and performed in full and this Deposit Agreement and the other Facility Documents shall have been terminated (other than for any contingent indemnification with respect to then unasserted claims which, pursuant to the express terms of this Deposit Agreement or the other Facility Documents, survive the termination of this Deposit Agreement or the other Facility Documents), and the Bank (at the reasonable request and sole expense of the Chargor), will take all reasonable action in order to execute and deliver to the Chargor the proper instruments acknowledging the termination of this Deposit Agreement and the security over the Assets, and will duly assign, transfer and deliver to the Chargor such of the Assets as may be in possession of the Bank and have not thereto been disposed of, applied or released.

(c)
Nothing in this Deposit Agreement is intended to, or shall operate so as to, prejudice or affect any bill, note, guarantee, mortgage, pledge, charge or other security of any kind whatsoever which the Bank may have for the Obligations or any of them or any right, remedy or privilege of the Bank’s thereunder.

12.	REMEDIES, TIME OR INDULGENCE

(a)
The rights, powers and remedies provided by this Deposit Agreement are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law.

(b)
No failure on the Bank’s part to exercise, or delay on the Bank’s part in exercising, any of the rights, powers and remedies provided by this Deposit Agreement or by law (each a "Bank's Right") shall operate as a waiver thereof, nor shall any single or partial waiver of any Bank's Right preclude any further or other exercise of such Bank's Right or the exercise of any other Bank's Right.

(c)
The Bank may in its discretion grant time or other indulgence or make any other arrangement, variation or release with any person(s) not party/ies hereto (irrespective of whether such person(s) is/are jointly liable with the Chargor) in respect of the Obligations or in any way affecting or concerning them or any of them or in respect of any security for the Obligations or any of them, without in any such case prejudicing, affecting or impairing the security hereby constituted, or any Bank's Right or the exercise of the same, or any indebtedness or other liability owed by the Chargor to the Bank.

13.	ACCOUNTS

(a)
If the Bank shall at any time receive notice of any subsequent mortgage, assignment, charge or other interest affecting the whole or any part of the Assets the Bank may open a new account or accounts for the Chargor in its books.  If the Bank does not do so, then (unless the Bank gives express written notice to the contrary to the Chargor) as from the time of receipt of such notice by the Bank, all payments made by the Chargor to the Bank shall in the absence of any express appropriation by the Bank to the contrary be treated as having been credited to a new account of the Chargor’s and not as having been applied in reduction of the Obligations at the time when the Bank received the notice.

(b)
Following the occurrence and during the continuance of any of the Events described in Clauses 2(b)(i) to 2(b)(iv) above (and subject to any applicable grace and/or notice periods), all monies received, recovered or realised by the Bank under this Deposit Agreement (including the proceeds of any conversion of currency) may in the Bank’s discretion be credited to any suspense or impersonal account and may be held in such account for so long as the Bank shall think fit (with interest accruing thereon at such rate, if any, as the Bank may deem fit) pending their application from time to time (as the Bank shall be entitled to do in the Bank’s discretion) in or towards the discharge of any of the Obligations.

(c)
In case the Bank shall have more than one account for the Chargor in its books the Bank may at any time after making any demand for payment or other discharge of any of the Obligations or after the Bank shall have received notice of any subsequent charge or other interest affecting all or any part of the Assets, and without prior notice in that behalf, forthwith transfer all or any part of any balance standing to the credit of any such account to any other such account which may be in debit.

14.	CURRENCY

(a)
For the purpose of or pending the discharge of any of the Obligations the Bank may convert any monies received, recovered or realised or subject to application by the Bank under this Deposit Agreement (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into such other currency of denomination as the Bank may think fit (acting reasonably), and any such conversion shall be effected at the Bank’s then prevailing spot rate of exchange for obtaining such other currency with the existing currency.

(b)	References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

15.	COSTS, CHARGES AND EXPENSES

15.1           The Company undertakes to indemnify the Bank, within 5 Business Days following demand, for and against all actions, proceedings, liabilities, losses and damages in connection with this DepositAgreement (except to the extent arising from the gross negligence or wilful misconduct of the Bank).

15.2           The Company undertakes within 5 Business Days to pay or reimburse the Bank for all:

(i) reasonable invoiced out-of-pocket charges, costs and expenses which the Bank actually incurs (including non-exclusively the cost of all required registrations and any other legal fees that theBank actually incurs in relation to this Deposit Agreement) in connection with the preparation and administration of this Deposit Agreement; and

(ii) out-of-pocket, charges, costs and expenses which the Bank incurs in connection with the enforcement of this Deposit Agreement.

16.	LAW AND JURISDICTION

This Deposit Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by English law and for the Bank’s benefit the Chargor hereby irrevocably submits to the jurisdiction of the English courts in respect of any disputes which may arise from or in connection with this Deposit Agreement.

17.	PROVISIONS SEVERABLE

Each of the provisions contained in this Deposit Agreement shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this Deposit Agreement shall not in any way be affected prejudiced or impaired thereby.

18.	NOTICES

(a)	Any notice or demand to be served on the Chargor by the Bank hereunder may be served:-

        (i)          on any of the Chargor’s officers personally;

(ii)	by letter addressed to the Chargor or to any of the Chargor’s officers and left at the Chargor’s registered office or at any one of the Chargor’s principal places of business;

(iii)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or any such principal place of business; or

(iv)	by facsimile addressed in any such manner as aforesaid to any then published facsimile number of the Chargor’s.

(b)
Any notice or demand to be served on the Bank by the Chargor hereunder must be served on the Bank either at the Bank’s address stated at the beginning of this Deposit Agreement (or such other address as the Bank may notify the Chargor of from time to time) or by facsimile to such number as the Bank may notify the Chargor of from time to time.

(c)           Any notice or demand:-

(i)
sent by post in accordance with Clause 18(a) to an address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Chargor at 10.00 a.m. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the Second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to you), shall be deemed to have been served on the relevant party at 10.00 a.m. (London time) on the third Business Day after and exclusive of the date of posting; or

(ii)	sent by facsimile in accordance with Clause 18(a) shall be deemed to have been served on the relevant party when dispatched.

In proving such service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

19.       THE BANK'S DISCRETIONS

Any liberty or power, subject to any express restriction contained herein which may be exercised or any determination which may be made hereunder by the Bank may be exercised or made in the Bank’s absolute and unfettered discretion and the Bank shall not be under any obligation to give reasons therefor.

20.	ASSIGNMENT

The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Deposit Agreement to a Permitted Transferee and the expression the "Bank" wherever used herein shall be deemed to include the Bank’s assignees and other successors, whether immediate or derivative who shall be entitled to enforce and proceed upon this Deposit Agreement in the same manner as if named herein.  The Bank shall be entitled to impart any information concerning the Chargor to any Permitted Transferee or other successor or any participant or proposed assignee, successor or participant; provided, however, that any such assignment or novation, CEP may disclose to the assignee or transferee or proposed assignee or proposed transferee any information relating to the Company furnished to CEP by or on behalf of the Company, provided that, prior to any such disclosure, the assignee or transferee or proposed assignee or proposed transferee shall agree to be subject to the same confidentiality obligations  applicable to CEP with respect to any confidential information related to the Company and shall enter into a confidentiality agreement to such effect with CEP under which the Company is designated a third party beneficiary with the right to enforce the terms of such confidentiality agreement.

(b) The term “Permitted Transferee” shall have the meaning given to it in the Master Reimbursement Agreement.

21.	FIXED TIME DEPOSITS

The Chargor hereby agrees with the Bank that if, apart from the terms of this Deposit Agreement, the whole or any part of the monies from time to time deposited by the Chargor with the Custodian pursuant to the terms of the Deposit Agreement are held in a fixed time deposit account (each such account being referred to in this Clause as a "Fixed Time Deposit Account" and the monies therein being referred to in this Clause as a "Fixed Time Deposit") then:-

(a)
insofar as the context may require, the references in this Deposit Agreement to an Account, an account and a Reinsurance Deposit shall be construed mutatis mutandis as though they were, respectively, references to a fixed time deposit account and a fixed time deposit;

(b)
unless and until the Chargor is entitled to have the whole of a Fixed Time Deposit released from the security hereby constituted the Chargor shall renew each Fixed Time Deposit, upon each of its maturity dates, for such period of time and on such terms as may be agreed between the Chargor and the Bank (or, in the absence of agreement between the Chargor and the Bank, as may be determined by the Bank in its sole discretion) (such terms which the Bank shall be entitled to communicate to the Custodian) (each such period of time being referred to in this Clause in respect of the Fixed Time Deposit to which it relates as a "Deposit Period"); and

(c)
the existence of any Fixed Time Deposit shall not prejudice any of the Bank’s rights under or pursuant to the Agreement(s) and/or this Deposit Agreement and, without prejudice to the generality of the foregoing, the Bank shall not be precluded or in any way obliged to delay the exercise of the Bank’s rights pursuant to this Deposit Agreement until the maturity of any Deposit Period relating to any Fixed Time Deposit and the Bank may (by instructing the Custodian accordingly) unilaterally terminate such deposit period at any time for any reason, quantify the cost to be incurred by the Chargor as a result thereof and instruct the Custodian (who the Chargor irrevocably authorises the Bank (without reference to the Chargor) to so instruct) to adjust any interest payable by the Custodian accordingly.  If, pursuant to the terms of this Deposit Agreement, the Chargor is entitled to withdraw any surplus funds from a Time Deposit Account such right may only be exercised by the Chargor at the end of a Deposit Period relating thereto.

22.	INTERPRETATION

(a)	In this Deposit Agreement:

"Account" shall be construed in accordance with Clause 3(a)(i) or otherwise as may be from time to time agreed in writing between the Bank and the Chargor (and, for the avoidance of doubt, includes both those already existing or at any time hereafter established) in accordance with the terms of this Deposit Agreement;

"Acknowledgement of Notice" means an acknowledgement duly executed by the Custodian in the form of acknowledgement of notice of charge of the assets contained in Schedule One or in any other form as may be agreed by the Bank.

"Agreement" means, as to the context requires, the relevant Facility Document and each agreement (as amended, varied, assigned or novated or supplemented and whether made on or before the date hereof, or at any time hereafter) between the Chargor (or by any person for and on behalf of the Chargor) and the Bank pursuant to which the Bank has established, maintained, amended or renewed or arranged for the establishment, maintenance, amendment or renewal of a Credit;

"Assets" means all monies now or at any time hereafter during the subsistence of the security constituted by this Deposit Agreement standing to the credit of (a) each Account and (b) any account opened by the Custodian pursuant to Clause 3(c) and, in each case, all the entitlements to interest and other rights and benefits accruing to or arising in connection with such monies;

"Bank" means Citibank Europe plc and includes any permitted assignee, novatee or successor to the rights and, as the case may be, obligations of Citibank Europe plc under and pursuant to the terms of the Agreement;

“Committed Facility Letter” shall have the meaning given to it in the Master Agreement;

"Credit" means a letter of credit or similar or equivalent instrument from time to time established, maintained, amended or renewed pursuant to an Agreement and shall include any portion of any single letter of credit or similar or equivalent instrument which is attributable by the Bank to the Chargor and which was established, maintained, amended or renewed pursuant to an Agreement and/or any agreement between the Bank and another person incorporating similar instructions;

"Custodian" means the above mentioned custodian or any such other person as the Chargor and the Bank may agree to in writing from time to time;

"Custodian's Undertaking" means an undertaking in the form set out in Schedule Three duly executed by the Custodian as the same may be amended or substituted with the prior written consent of the Bank from time to time;

“Facility Document” means the following documents: Master Reimbursement Agreement Form 3/CEP (“Master Agreement”), dated on or about the date of this agreement, this Agreement (Form 12/CEP), Corporate Mandate entered into on August  9th 2010, the General Communication Indemnity entered into on or about the date of this agreement  and the Committed Facility Letter (as defined in the Master Agreement), and any other documents which the Bank reasonably determines to be necessary or expedient in connection herewith or the issuance, establishment, maintenance etc of any credit and any other document pursuant to which a security interest, guarantee or other form of credit support is created or exists in favour of the Bank in respect of the obligations of the Company under this Agreement.

"Obligations" means any and all of the present or future, actual or contingent obligations of the Chargor to the Bank hereunder, under any Agreement (whether incurred alone or jointly and whether as principal or severally or in some other capacity); and

"Reinsurance Deposit" shall be construed in accordance with Clause 3(a)(i), or otherwise as may be from time to time be agreed in writing between the Bank and the Chargor.

(b)         Any reference in this Deposit Agreement to:-

a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London;

a "Clause" is, unless otherwise stated, a reference to a Clause hereof;

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

a "Schedule" is, unless otherwise stated, a reference to a schedule hereto.

(c)         Clause and Schedule headings are for ease of reference only.

23.	THIRD PARTY RIGHTS

(a)
Subject to this Clause and to Clause 24 a person who is not a party to this Deposit Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce any term of this Deposit Agreement.

(b)	The Custodian may enforce the terms of Clause 24 subject to and in accordance with this Clause and Clause 16 and the provisions of the Third Parties Act.

(c)	The parties to this Deposit Agreement do not require the consent of the Custodian to rescind or vary this Deposit Agreement at any time.

(d)
If the Custodian brings proceedings to enforce the terms of Clause 24 the Chargor shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if the Custodian had been a party to this Deposit Agreement.

(e)
The Custodian may not take proceedings to enforce a term of this Deposit Agreement unless and until it gives notice in writing to the Chargor, in any manner as is permitted by Clause 18, agreeing irrevocably to the provisions of Clause 16.

24.	BANK'S INSTRUCTIONS TO THE CUSTODIAN

The Chargor hereby agrees that the Custodian shall be entitled to rely on and action any instructions which it receives from the Bank which the Bank is entitled to give to it pursuant to the terms of this Deposit Agreement.

IN WITNESS whereof this Deposit Agreement has been signed by the Bank, and the Chargor has executed and unconditionally delivered this Deposit Agreement as a DEED on the date first above stated.

SCHEDULE ONE
NOTICE OF CHARGE OF THE ASSETS1

To:	Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

We refer to the Reinsurance Deposit Agreement (Charge Form - Citibank, N.A. as Custodian) (Form 12/CIFS) (the "Deposit Agreement") dated 20th August 2010 entered into by Greenlight Reinsurance, Ltd (the "Chargor") in favour of Citibank Europe plc (the "Bank"), a copy of which is annexed hereto. Terms defined in the Deposit Agreement shall have the same meanings herein.

Pursuant to Clause 6 of the Deposit Agreement we give this notice to you on behalf of the Chargor.  [This notice is in addition to, and does not replace, any previous notices given to you in connection with the Deposit Agreement.]2

Notice is hereby given by us to you that, by and pursuant to the Deposit Agreement the Chargor has  charged in favour of the Bank all of its right, title and interest in the Assets.

This notice is given in respect of the Accounts and the accounts opened pursuant to Clause 3(c) of the Deposit Agreement in existence as at the date of this Notice.

Please note that, pursuant to the terms of the Deposit Agreement, the Chargor is not entitled to permit or agree to any variation of the rights attaching to the Assets or any Account or to receive, withdraw or otherwise deal with or transfer the Assets or any Account except to the extent otherwise expressly provided in the Deposit Agreement.

Please accept this notice by signing the enclosed acknowledgement and returning it to the Bank at Citibank Europe plc, Insurance Letter of Credit Department, 2nd Floor, 1 North Wall Quay, Dublin 1, Republic of Ireland.

Yours faithfully,

               Niall Tuckey
for and on behalf of
Citibank Europe plc

                /s/ Niall Tuckey
Signature(s)

Dated:   20 August 2010

1 This notice is to be given to the Custodian following the establishment of each Account and of each account opened pursuant to clause 3(c) of the Deposit Agreement.

2 To be included where a previous notice has been given.

ACKNOWLEDGEMENT OF NOTICE OF CHARGE OF THE ASSETS3

To:          Citibank Europe plc
Insurance Letter of Credit Department
2nd Floor
1 North Wall Quay
Dublin 1
Republic of Ireland

At your request we acknowledge receipt of the Notice of Charge August 20th 2010 on the terms attached and in respect of the Assets (as defined in such notice).

We acknowledge that the Chargor is not entitled to permit or agree to any variation of the rights attaching to the Assets or any Account or to receive, withdraw or otherwise deal with or transfer the Assets or any Account except to the extent otherwise expressly provided in the Deposit Agreement.

We shall not permit any amount to be withdrawn from any of the Accounts or any of the accounts opened pursuant to clause 3(c) of the Deposit Agreement without your prior written consent.

Yours faithfully,

Peadar MacCanna, Director
for and on behalf of
Citibank, N.A.

3 To be executed and returned in respect of each Notice of Charge.

SCHEDULE TWO

For the purposes of Clause 3(a)(i):

1.
A Reinsurance Deposit may, at the election of the Chargor, be in any currency which is acceptable to the Bank and which is freely transferable and convertible into U.S. dollars.  Where, after a Reinsurance Deposit has been established, the currency of all or a portion thereof ceases to be acceptable to the Bank, the Bank may require that such Reinsurance Deposit or such portion thereof be converted into or re-established in another currency acceptable to the Bank and may instruct the Custodian to so convert or re-establish such deposit.  The Bank is irrevocably authorised (without reference to us) to so instruct the Custodian.

2.
Where a Reinsurance Deposit or a portion thereof is denominated in the same currency as a Credit (the "Credit Currency"), the Reinsurance Deposit or such portion thereof shall have a value of 100% of its value in the relative Credit Currency; and for this purpose the Bank (and the Custodian) shall notionally match each Credit with a Reinsurance Deposit or a portion thereof denominated in the relative Credit Currency.

3.
Where a Reinsurance Deposit or a portion thereof is denominated in a currency other than the relative Credit Currency, both the proportion specified above of the face value of the Credit (the "Required Value") (or, where only a portion of the Reinsurance Deposit is in the relative Credit Currency, the balance of the Required Value remaining unmatched) and the Reinsurance Deposit or such portion thereof shall be notionally converted into a common base currency (as the Bank may in its reasonable discretion determine); and following such notional conversion the Reinsurance Deposit or such portion thereof shall suffer a deduction of the Relevant Percentage, to cover exchange movements that may from time to time affect the value of the underlying unmatched Reinsurance Deposit or a portion thereof and the contingent obligations to which it relates.

4.	The "Relevant Percentage" means:

(a)	where a Reinsurance Deposit or a portion thereof is denominated in U.S. dollars, Canadian dollars or Sterling, 10%;

(b)	where a Reinsurance Deposit or a portion thereof is denominated in Euro, Swiss francs or Japanese yen, 15%; and

(c)	where a Reinsurance Deposit or a portion thereof is denominated in any other currency, 25%.

5.	For the purposes of each notional conversion to be effected hereunder the provisions of Clause 14(a) shall apply mutatis mutandis.

SCHEDULE THREE
Custodian’s Undertaking

Name of Custodian and address of its registered or principal office:

CITIBANK, N.A., FAO: INSURANCE LETTER OF CREDIT PRODUCT MANAGER, CITIGROUP CENTRE, CANADA SQUARE, CANARY WHARF, LONDON E14 5LB

                                            (the "Custodian")

Name of Chargor and address of its registered or principal office:

Greenlight Reinsurance, Ltd
65 Market Street
Suite 1207, Jasmine Court
Camana Bay, PO Box 31110 Grand Cayman, KY1-1205
CAYMAN ISLANDS

facsimile no: 345 943 4573                      Company Number:   CR - 137831             (the "Chargor")

Date of Reinsurance Deposit Agreement (Charge Form - Citibank, N.A. as Custodian) (Form 12/CIFS): 20th August 2010

To:	CITIBANK EUROPE PLC (the "Bank")
Insurance Letter of Credit Department
2nd Floor
1 North Wall Quay
Dublin 1
Republic of Ireland

We, the Custodian, refer to the above-mentioned Deposit Agreement (the "Deposit Agreement") between the Chargor and the Bank. Save where the context otherwise requires, terms defined in the Deposit Agreement shall have the same meanings herein.

In consideration of the Bank establishing, maintaining, amending, renewing or substituting or arranging the establishment, maintenance, amendment, renewal or substitution of a Credit pursuant to any Agreement or otherwise granting financial accommodation to the Chargor, and pursuant to instructions received by the Custodian from the Chargor, the Custodian hereby represents and irrevocably undertakes and agrees to and with the Bank as follows:

1.
The Custodian will hold the Assets to the Bank's Order and for such purposes will act as pledgeholder for and on behalf of the Bank in accordance with the terms of the Deposit Agreement and will comply with all undertakings it gives in each Acknowledgement of Notice.

2.
We have not received notice of any previous assignments of, charges over or trusts in respect of, the Assets or the Account(s) and we will not, without the Bank's prior written consent (a) exercise any right of combination, consolidation or set-off which we may have in respect of the Assets or the Account(s) or (b) amend or vary any rights attaching to the Assets or the Account(s).

3.
The Custodian will ensure that the Bank has, at all times, such access (electronic or otherwise) to the collateral platform computer systems and records currently named "Flexecube" and "Cosmos" which are maintained by the Custodian (and any successor or replacement computer systems and/or records) (collectively the "Computer Systems") as the Bank may require from time to time.

4.	The Custodian will ensure that:

(a)	the Computer Systems display, at all times, all the information that the Bank may require from time to time; and

(b)	that such information is correct, complete and up-to-date at all times.

5.	The Custodian will, without prejudice to the remainder of this Undertaking, comply with any instructions received from persons authorised by the Bank pursuant to the Bank's rights under:

(a)	Clause 3(c) of the Deposit Agreement (and will establish such accounts as may be necessary pursuant to such Clause);

(b)	Clause 21 of the Deposit Agreement; and

(c)	the Second Schedule to the Deposit Agreement.

6.
All rights and interests of the Custodian in or towards the Assets or any Account or any part thereof are and shall be subordinated and postponed to the Bank’s rights and interests therein under and pursuant to the Deposit Agreement, save that the Custodian shall be entitled to debit any account of the Chargor with the Custodian with any reasonable fees or commissions due and owing by the Chargor to the Custodian in respect of the Assets or part thereof.

7.
(a)	Any notice, demand or other communication to be served on us by you (or vice versa) hereunder must be served on the relevant party:

(i)	at such party's address stated at the beginning of this Undertaking (or such other address as either party may notify the other of from time to time); or;

(ii)	by facsimile to such number as either party may notify the other of from time to time;

(b)	Any notice, demand or other communication:-

(i)	sent by post to either party, shall be deemed to have been served on the relevant party at 10.00 a.m. (London time) on the third Business Day after and exclusive of the date of posting; or

(ii)
sent by facsimile shall be deemed to have been served on the relevant party when dispatched. In proving such service by post it shall be sufficient to show that the letter containing the notice, demand or other communications was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

8.
This Undertaking shall be governed by and construed in accordance with, English law and, for the benefit of the Bank, the Custodian hereby irrevocably submits to the jurisdiction of the English courts in respect of any dispute which may arise from or in connection with this Undertaking.

9.	A person who is not a party to this Undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Undertaking.

Peadar MacCanna, Director
(Authorised Signatory)
for and on behalf of the Custodian

20th August, 2010

* The COMMON or CORPORATE SEAL of
the CHARGOR was hereto affixed
to this DEED in the presence of:
/s/Tim Courtis________________________
Tim Courtis
Chief Financial Officer

**EXECUTED as a DEED
by the CHARGOR

/s/ Tim Courtis
Tim Courtis
Chief Financial Officer

/s/ Faramarz Romer
Faramarz Romer
Reporting & Compliance Officer

Accepted and agreed for and on behalf of )
CITIBANK EUROPE PLC )
/s/ Niall Tuckey
By: Niall Tuckey

* For a company whose internal constitution requires it to execute documents by seal.  The seal must be applied in accordance with the company's internal constitution

** For a company whose internal constitution does not require it to execute documents by seal (there is no longer a legal requirement for a company incorporated in England and Wales to execute deeds by seal unless its internal constitution (as decided voluntarily by the company in question) requires it to do so).

*** For a company, firm or corporation which is not incorporated in England and Wales, please execute this Form 12/CEP in accordance with local practice for documents of a similar nature.